UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2007

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-28820	91-1696175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue North, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01 Entry into Material Definitive Agreement

On June 25, 2007, Jones Soda Co. (the "Company") extended its $5,000,000 revolving line of credit with Capco Financial Company, a division of Greater Bay Bank N.A., for two months. As extended, the line of credit will expire on August 25, 2007. The amount available for borrowing from time to time under the revolving line of credit is dependent upon the levels of certain eligible accounts receivable and inventory. This revolving line of credit is secured by all of the Company’s assets, including accounts receivable, inventory, trademarks and other intellectual property, and certain equipment. Borrowings under the line of credit bear interest at the prime rate plus 0.5% per annum. The line of credit does not impose any financial covenants.

As of June 25, 2007, we had $nil outstanding under the line of credit.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment No. 2 to Contract of Sale and Security Agreement between Jones Soda (USA), Inc. and CAPCO Financial Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

June 28, 2007	By:	/s/ Hassan N. Natha

Name: Hassan N. Natha
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 to Contract of Sale and Security Agreement between Jones Soda (USA), Inc. and CAPCO Financial Company.